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EXHIBIT 21.01

                              LIST OF SUBSIDIARIES


                               Direct Subsidiaries


                   Entity                        Jurisdiction of Incorporation

      Ocular Sciences Puerto Rico, Inc.                    Delaware
                Sunsoft, Inc.                             New Mexico
        Ocular Sciences Canada, Inc.               Province of New Brunswick
Precision Lens Manufacturing Technology, Inc.              Barbados
     Ocular Sciences Australia Pty Ltd.                    Australia


                              Indirect Subsidiaries


                   Entity                   Jurisdiction of Incorporation

        Ocular Sciences Hungary Ltd.              Budapest, Hungary
        Ocular Sciences Limited, Inc.              United Kingdom
      Ocular Sciences UK Limited, Inc.             United Kingdom
             Sidecastle Limited                        Ireland
     Ocular Sciences Cayman Island Corp.            Cayman Island
            Ocular Sciences - SAS                      France
            Ocular Sciences - BV                     Netherlands
           Ocular Sciences - GmbH                      Germany
           Ocular Sciences - Sarl                    Switzerland
            Ocular Sciences - ApS                      Denmark
            Ocular Sciences - Srl                       Italy
            Ocular Sciences - KK                        Japan